Exhibit (j)(1)
EXECUTION COPY

FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT
dated as of August 29, 2014 among
PROSPECT CAPITAL FUNDING LLC,
as Borrower,
PROSPECT CAPITAL CORPORATION
as Seller and Servicer KEYBANK NATIONAL ASSOCIATION,
as Facility Agent, and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent, Collateral Custodian and Securities Custodian

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Table of Contents
Page Section 1.    Definitions.    1
Section 2.    Delivery of Loan Documents; Certification by Collateral Custodian.    7
Section 3.    Appointment of Custodians.    13
Section 4.    Obligations of the Collateral Custodian.    14
Section 5.    Duties of the Custodian Generally/Protections.    16
Section 6.    Transaction Accounts    17
Section 7.    Successors and Assigns.    18
Section 8.    Request for Release of Custodian Loan Files.    19
Section 9.    Representations and Warranties of Custodian.    19
Section 10.    Removal of Custodian.    19
Section 11.    Confidentiality    20
Section 12.    Insurance of Custodian.    21
Section 13.    Governing Law.    21
Section 14.    Termination by Custodian.    21
Section 15.    Indemnification of Custodian.    22
Section 16.    Notices.    22
Section 17.    Severability of Provisions.    24
Section 18.    Binding Effect.    24
Section 19.    Headings and Captions.    24
Section 20.    Force Majeure    25
Section 21.    Counterparts.    25
Section 22.    Amendments.    25
Section 23.    No Bankruptcy Petition; Sources of Payment    25
Section 24.    Authorized Representatives.    26

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LIST OF ATTACHMENTS
EXHIBIT A-1    Form of Custodian Certification
EXHIBIT A-2    Form of Custodian Certification (Pre-Positioned Loans) EXHIBIT B    Form of Closing Attorney Certificate
EXHIBIT C    Form of Credit Report and Transaction Summary EXHIBIT D    Form of Request for Release
EXHIBIT E    Authorized Representatives of Borrower, Seller and Servicer EXHIBIT F    Authorized Representatives of Facility Agent
EXHIBIT G    Authorized Representatives of Documentation Agent EXHIBIT H    Authorized Representatives of Securities Custodian EXHIBIT I    Authorized Representatives of Collateral Custodian
SCHEDULE I    Form of Loan List

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(ii)

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FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT
FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT, dated as
of August 29, 2014 (this “Agreement”), is among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, in its individual capacity as Seller under the Purchase Agreement referred to below (the “Seller”) and in its capacity as Servicer under the Loan Agreement referred to below (together with its successors in such capacity, the “Servicer”), KeyBank National Association (“Key”), as Facility Agent on behalf of the Secured Parties under the Loan Agreement (together with its successors in such capacity, the “Facility Agent”) and
U.S. Bank National Association (“USBank”), as Documentation Agent under the Loan Agreement (together with its successors in such capacity, the “Documentation Agent”), as custodian (together with its successors in such capacity, the “Collateral Custodian”) and as securities custodian (together with its successors in such capacity, the “Securities Custodian”).
W I T N E S S E T H
WHEREAS, the Borrower and the Servicer have entered into a Fifth Amended and Restated Loan and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), with the lenders from time to time party thereto (the “Lenders”), the Documentation Agent, the Facility Agent and certain other parties;
WHEREAS, USBank is a national banking association chartered under the laws of the United States of America and regulated by the Comptroller of the Currency, and is otherwise authorized to act as Collateral Custodian and Securities Custodian pursuant to this Agreement;
WHEREAS, in connection with the Loan Agreement, as heretofore in effect, the Borrower, the Servicer, the Collateral Custodian, the Securities Custodian and Key Equipment Finance Inc. (to which Key is successor), heretofore entered into the Third Amended and Restated Custody Agreement, dated as of March 27, 2012 (the “Existing Agreement”);
WHEREAS, in connection with the effectiveness of the Loan Agreement, the parties hereto have agreed to certain amendments to and the restatement of the Existing Agreement;
NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree that the Existing Agreement is hereby further amended and, as so amended, restated to read in its entirety as follows:
Section 1.    Definitions.
(a)Whenever used in this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement and, if not defined therein, in the Purchase Agreement. Whenever used herein, the following word shall have the following meaning:

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“Borrower” has the meaning ascribed to such term in the preamble.
“Closing Attorney Certificate” means, with respect to a Loan, a certificate from the closing attorneys of such Loan certifying as to their possession of the executed originals of the Primary Loan Documents (including the original of the related Underlying Note, except in the case of a Noteless Loan, Global Note Loan or a Participation) and executed originals or copies of all other Loan Documents which shall be substantially in form of Exhibit B to this Agreement or in such other form as the Facility Agent shall have notified the Collateral Custodian that the Facility Agent shall have approved in accordance with the provisions of Section 2(h).
“Collateral Custodian” has the meaning ascribed to such term in the preamble. “Custodian” means each of the Collateral Custodian and the Securities Custodian.
“Custodian Certification” means a certification and receipt of the Collateral Custodian substantially in the form of Exhibit A-1 or A-2 to this Agreement, as applicable.
“Custodian Exceptions Report” means a report of the Collateral Custodian specifying, with respect to each Purchased Loan, (a) any document constituting a part of a Custodian Loan File with respect to such Purchased Loan that has not been received, (b) any document constituting a part of such Custodian Loan File that is not properly executed or is unrelated to the Purchased Loans identified in the related Loan List and any of the other required certifications hereunder that the Collateral Custodian is unable to make, and (c) if and in what respect such Purchased Loan does not conform to the description thereof as set forth in the Loan List. The Custodian Exceptions Report shall cover all Purchased Loans.
“Custodian Loan File” means, with respect to any Loan, each of the Loan Documents related thereto.
“Custody Account” has the meaning ascribed to such term in Section 6(c). “Depositary” means any of The Depository Trust Company, Clearstream or
Euroclear or any other internationally recognized depositary or clearing system. “Documentation Agent” has the meaning ascribed to such term in the preamble. “Facility Agent” has the meaning ascribed to such term in the preamble. “Lender” has the meaning ascribed to such term in the recitals.
“Loan” shall mean any senior or subordinate loan arising from the extension of credit to an Obligor by the Originator (or a Participation therein) or any Bond sold by the Originator to the Borrower pursuant to the Purchase Agreement.
“Loan Agreement” has the meaning ascribed to such term in the recitals. “Loan Documents” means,

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(a)with respect to any Loan (other than those described in (b) below), the following documents or instruments:
(i)the Primary Loan Documents relating to such Loan, as indicated on the Loan List;
(ii)copies of all other material operative documents related to such Loan, in each case together with any amendments or modifications thereto, as indicated on the Loan List;
(iii)if any Loan is secured by real property, an Assignment of Mortgage and of any other material recorded security documents (as set forth on the Loan List with respect to such Loan) in recordable form, executed by the Borrower or the prior holder of record, in blank or to the Facility Agent (and evidencing an unbroken chain of assignments from the prior holder of record to the Facility Agent), with any assignment to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties” unless such mortgage is held by a collateral agent for the benefit of the Secured Parties; provided, that any assignment relating to a Loan included in the Collateral prior to the Fifth Restatement Effective Date shall be deemed to meet this requirement for a period of sixty (60) days after the Fifth Restatement Effective Date if such assignment complied with the requirements of this clause (a)(iii) as in effect immediately prior to the Fifth Restatement Effective Date; and
(iv)either, in each case as indicated on the Loan List, (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing but evidence of filing thereof has not yet been received; and
(b)with respect to any Loan which a party other than the Originator acts as lead agent and collateral agent or a Broadly Syndicated Loan, the following documents or instruments:
(i)the Primary Loan Documents relating to such Loan, as indicated on the Loan List;
(ii)copies of all other material operative documents related to such Loan, in each case together with any amendments or modifications thereto, as indicated on the Loan List;
(iii)either, in each case as indicated on the Loan List, (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies

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thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing but evidence of filing thereof has not yet been received.

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“Loan List” mean the Loan List provided by the Seller to the Borrower and by the Borrower to the Documentation Agent and the Collateral Custodian, as set forth in Schedule I hereto (which shall include the specific documents that should be included in each Loan File), as the same may be supplemented, updated, amended or otherwise changed from time to time in accordance with the applicable provisions of the Purchase Agreement and the Loan Agreement and by notice to the Collateral Custodian.
“Noteless Loan” means a Loan with respect to which the underlying Loan Documents (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) do not permit any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the related Obligor.
“Obligor” mean, with respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof.
“Original Agreement” has the meaning ascribed to such term in the recitals. “Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a Selling Institution.
“Person” means an individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

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Agreement.

“Pre-Positioned Loan” has the meaning ascribed to such term in the Loan

“Primary Loan Documents” means:
(a) with respect to any Loan (other than those described in (b), (c) or (d) below), the following documents or instruments:
(i)except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”; provided, that any endorsement related to a Loan included in the Collateral prior to the Fifth Restatement Effective Date shall be deemed to meet this requirement for a period of sixty (60) days after the Fifth Restatement Effective Date if such endorsement complied with the requirements of this clause (a)(i) as in effect immediately prior to the Fifth Restatement Effective Date;
(ii)in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;

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(iii)in the case of a Participation, a copy of the related participation agreement; and
(iv)originals or copies of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;
(b)with respect to any Loan which a party other than the Originator acts as lead agent and collateral agent, the following documents or instruments:
(i)except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”; provided, that any endorsement related to a Loan included in the Collateral prior to the Fifth Restatement Effective Date shall be deemed to meet this requirement for a period of sixty (60) days after the Fifth Restatement Effective Date if such endorsement complied with the requirements of this clause (b)(i) as in effect immediately prior to the Fifth Restatement Effective Date;
(ii)in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;
(iii)in the case of a Participation, a copy of the related participation agreement; and
(iv)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;
(c)with respect to a Broadly Syndicated Loan, the following documents or instruments:
(i)except in the case of a Noteless Loan, Global Note Loan or a
Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in

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the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”; provided, that any endorsement related to a Broadly Syndicated Loan included

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in the Collateral prior to the Fifth Restatement Effective Date shall be deemed to meet this requirement for a period of sixty (60) days after the Fifth Restatement Effective Date if such endorsement complied with the requirements of this clause (c)(i) as in effect immediately prior to the Fifth Restatement Effective Date;
(ii)in the case of a Participation, a copy of the related participation agreement; and
(iii)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees; or
(d)with respect to a Bond, the following documents or instruments:
(i)except in the case of a Global Note Loan, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”; provided, that any endorsement related to a Bond included in the Collateral prior to the Fifth Restatement Effective Date shall be deemed to meet this requirement for a period of sixty (60) days after the Fifth Restatement Effective Date if such endorsement complied with the requirements of this clause (d)(i) as in effect immediately prior to the Fifth Restatement Effective Date;
(ii)in the case of a Participation, a copy of the related participation agreement;
(iii)a copy of the final offering memorandum, prospectus or similar marketing document for such Bond; and
(iv)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related indenture, loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees.
“Purchase” means a sale or contribution of a Loan to the Borrower by the Seller under the Purchase Agreement (and shall include any substitution of a Loan under the terms of the Purchase Agreement).

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“Purchase Agreement” means the Fourth Amended and Restated Purchase and Sale Agreement, dated as of the date hereof, between the Seller and the Borrower, as amended, modified, supplemented or restated from time to time.
“Purchase Date” means each date on which a Loan is sold or contributed to the Borrower under the Purchase Agreement (and shall include the date on which any Loan is so sold or contributed as a Substitute Loan under the terms of the Purchase Agreement).
“Purchased Loan” means a Loan which has been acquired by the Borrower pursuant to the Purchase Agreement.
“Request for Release” has the meaning ascribed to such term in Section 4(b). “Securities Custodian” has the meaning ascribed to such term in the preamble. “Seller” has the meaning ascribed to such term in the preamble.
“Servicer” has the meaning ascribed to such term in the preamble.
“Underlying Note” means, with respect to a Loan (other than a Noteless Loan or a Participation), the promissory note of an Obligor evidencing such Loan.
“USBank” has the meaning ascribed to such term in the preamble.
(b)All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
(c)Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
(d)The principles of interpretation set forth in Section 1.4 of the Loan Agreement shall apply to this Agreement.
Section 2.    Delivery    of    Loan    Documents;    Certification    by    Collateral
Custodian.
(a)With respect to the Purchase of Loans other than Pre-Positioned Loans:
(i)No later than 10:00 a.m. (New York City time) five (5) Business
Days prior to each proposed Purchase Date (or such shorter period of time as may be agreed to by the Facility Agent and each Managing Agent), the Seller shall provide to the Borrower, the Facility Agent, the Documentation Agent and the Collateral Custodian by email (promptly followed by facsimile transmission) (A) notice of such proposed Purchase Date, and (B) a supplement to the Loan List with respect to all Loans proposed

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to be transferred to the Borrower on such Purchase Date. Such supplement shall contain the information specified in Schedule I hereto. In the event that any such Loan is a

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Global Note Loan, the Seller shall so notify the Securities Custodian not later than the time specified in the first sentence of this paragraph.
(ii)Not later than the time at which the related notice and supplement to the Loan List are required to be delivered pursuant to Section 2(a)(i), the Seller also shall deliver to (A) the Collateral Custodian the related Custodian Loan Files, including each Underlying Note (except in the case of a Noteless Loan, Global Note Loan or Participation), and (B) if requested by the Facility Agent (by written notice to the Seller) or by any Managing Agent (by written notice to the Seller with a copy to the Facility Agent and the Documentation Agent), to the Facility Agent and the Documentation Agent the related credit report and transaction summary in the form of Exhibit C to this Agreement. The Securities Custodian shall promptly notify the Collateral Custodian of any beneficial interest in an Underlying Note transferred to the name of the Securities Custodian for the account of the Custody Account.
(iii)Subject to its timely receipt of the items specified in Section 2(a)(ii) above, the Collateral Custodian agrees with respect to each Loan (other than Pre-Positioned Loans) to execute and deliver to the Documentation Agent by email (promptly followed by a facsimile transmission) not later than 10:00 a.m. (New York City time) on the Business Day prior to the Purchase Date, a Custodian Certification substantially in the form of Exhibit A-1 to this Agreement and a Custodian Exceptions Report. If such Custodian Certification shall not have been timely received or if there exists any exceptions in such Custodian Exceptions Report, the Documentation Agent shall not later than 10:15 a.m. (New York City time) on the Business Day prior to such Purchase Date notify the Borrower, the Servicer, the Facility Agent and each Managing Agent and Lender of such failure or of the existence of such exceptions and that a condition precedent to any Advances to be made on such Purchase Date shall not have been met.
(iv)No later than 1:00 p.m. (New York City time) on the Purchase Date, the Borrower or Seller shall (A) provide to the Collateral Custodian and the Documentation Agent the related Officer’s Certificate of the Seller delivered pursuant to Section 2.2(b)(ii)(D) of the Purchase Agreement and the certificates and other matters relating to each such Loan described in Section 4.1(u) of the Purchase Agreement, and
(B) in the case of a Global Note Loan, cause the Beneficial interest in the Underlying Note to be transferred to the name of the Securities custodian for the account of the Custody Account. If such Officer’s Certificate and other items shall not have been timely received, the Documentation Agent shall promptly notify the Collateral Agent, the Borrower, the Servicer, the Facility Agent and each Managing Agent and Lender of such failure and that the affected Loan or Loans do not constitute Eligible Loans.
Upon receipt of any Loan List supplement, credit report, transaction summary, Custodian Certification, Custodian Exceptions Report or Officer’s Certificate pursuant to this Section 2(a), the Documentation Agent shall promptly forward a copy thereof to the Facility Agent and each Managing Agent.

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(b)With respect to the Purchase of Pre-Positioned Loans:
(i)No later than 10:00 a.m. (New York City time) five (5) Business Days prior to each proposed Purchase Date (or such shorter period of time as may be agreed to by the Facility Agent and each Managing Agent), the Seller shall provide to the Borrower, the Documentation Agent and the Collateral Custodian by email (promptly followed by facsimile transmission) (A) notice of such proposed Purchase Date, and (B) a draft supplement to the Loan List with respect to all Pre-Positioned Loans proposed to be transferred to the Borrower on such Purchase Date. Such draft supplement shall contain the information specified in Schedule I hereto, and any such information which is not yet finally determined shall be indicated as “estimated” and any such information which is not yet available to the Seller may be indicated as “to be provided”. In the event that any such Loan is a Global Note Loan, the Seller shall so notify the Securities Custodian not later than the time specified in the first sentence of this paragraph. In the event the proposed Purchase Date for any Pre-Positioned Loan shall change, the Seller promptly shall provide to the Borrower, the Facility Agent, the Documentation Agent and the Collateral Custodian by email (promptly followed by facsimile transmission) of (A) notice of the new proposed Purchase Date, and (B) an update to the draft supplemental Loan List previously delivered with respect to such Loan, and, if such Loan is a Global Note Loan, the Seller shall promptly notify the Securities Custodian by email (promptly followed by facsimile transmission) of the new proposed Purchase Date.
(ii)No later than 10:00 a.m. (New York City time) on the Business Day prior to the Purchase Date with respect to each Pre-Positioned Loan, the Seller shall provide to the Borrower, the Documentation Agent and the Collateral Custodian by email (promptly followed by facsimile transmission) (A) confirmation of notice of such Purchase Date, (B) a definitive supplement to the Loan List, which shall update and complete any missing or estimated information in the draft supplemental Loan List previously delivered with respect to such Loan, (C) except in the case of any Noteless Loan, Global Note Loan or Participation, a copy of the executed Underlying Note, (D) except in the case of a Broadly Syndicated Loan or Bond, a Closing Attorney Certificate with respect to such Loan, and (E) if requested by the Facility Agent (by written notice to the Seller) or by any Managing Agent (by written notice to the Seller with a copy to the Facility Agent and the Documentation Agent), to the Facility Agent and the Documentation Agent the related credit report and transaction summary in the form of Exhibit C to this Agreement. If such Loan is a Global Note Loan, the Seller shall provide confirmation of notice of such Purchase Date by email (promptly followed by facsimile transmission) not later than the time specified in the first sentence of this paragraph.
(iii)Subject to its timely receipt of the items specified in Section 2(b)(ii) above, the Collateral Custodian agrees to execute and deliver to the Documentation Agent by email (promptly followed by a facsimile transmission) not later than 12:00 noon (New York City time) on each proposed Purchase Date, a Custodian Certification substantially in the form of Exhibit A-2 hereto. If such Custodian

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Certification shall not have been timely received, the Documentation Agent shall not later than 1:00 p.m. on such Purchase Date give notice to the Borrower, the Servicer, the

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Facility Agent and each Managing Agent and Lender of such failure and that a condition precedent to any Advances to be made on such Purchase Date shall not have been met.
(iv)No later than 1:00 p.m. (New York City time) on the Purchase Date, the Borrower or the Seller shall provide to the Collateral Custodian and the Documentation Agent the related Officer’s Certificate of the Seller delivered pursuant to Section 2.2(b)(ii)(D) of the Purchase Agreement and the certificates and other matters relating to each such Loan described in Section 4.1(u) of the Purchase Agreement (other than the items described therein which may be delivered after the applicable Purchase Date). If such Officer’s Certificate and other items shall not have been timely received, the Collateral Custodian shall promptly notify the Borrower, the Servicer, the Facility Agent, the Documentation Agent and each Managing Agent and Lender of such failure and that the affected Loan or Loans do not constitute Eligible Loans.
(v)No later than 5:00 pm (New York City time) on the Purchase Date of a Pre-Positioned Loan which is a Global Note Loan, the Borrower shall cause its beneficial interest in the Underlying Note to be transferred to the name of the Securities Custodian for the account of the Custody Account. The Securities Custodian shall promptly notify the Collateral Custodian of any beneficial interest in an Underlying Note transferred to the name of the Securities Custodian for the account of the Custody Account. In the event such transfer shall not have occurred in a timely manner, the Securities Custodian shall notify the Collateral Custodian and the Documentation Agent of such failure not later than the next Business Day, and the Documentation Agent shall thereupon promptly notify the Borrower, the Servicer, the Facility Agent and each Managing Agent and Lender of such failure and that the affected Loan or Loans do not constitute Eligible Loans.
(vi)No later than 10:00 a.m. (New York City time) on the tenth (10th) day following a Purchase Date (or, if such tenth day is not a Business Day, the next succeeding Business Day), the Seller shall provide to the Collateral Custodian the related Primary Loan Documents, including without limitation, each Underlying Note (except in the case of a Noteless Loan, Global Note Loan or Participation).
(vii)Subject to its timely receipt of the items specified in Section 2(b)(vi) above, the Collateral Custodian agrees with respect to each such Pre-Positioned Loan to execute and deliver to the Documentation Agent by email (promptly followed by a facsimile transmission) not later than 1:00 p.m. (New York City time) on the second (2nd) Business Day following date on which the items specified in Section 2(b)(vi) above were required to be delivered, a Custodian Certification substantially in the form of Exhibit A-2 hereto relating to such Pre-Positioned Loan and the Custodian Exceptions Report. A field in such Custodian Exceptions Report shall indicate whether on such date there are any exceptions relating to the Collateral Custodian’s receipt of the Primary Loan Documents on a timely basis with respect to any such Pre-Positioned Loan. In the event there are any such exceptions in such Custodian Exceptions Report, the Documentation Agent shall promptly notify the Borrower, the Servicer, the Facility Agent and each

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Managing Agent and Lender of such failure and that the affected Loan or Loans do not constitute Eligible Loans.

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(viii)No later than 10:00 a.m. (New York City time) on the 30th day following a Purchase Date (or, if such 30th day is not a Business Day, the next succeeding Business Day) for the purchase of one or more Pre-Positioned Loans, the Seller shall provide to the Collateral Custodian any portion of the related Custodian Loan Files not theretofore delivered to the Collateral Custodian.
(ix)Subject to its timely receipt of the items specified in Section 2(b)(viii) above, the Collateral Custodian agrees with respect to each such Pre-Positioned Loan to execute and deliver to the Documentation Agent by email (promptly followed by a facsimile transmission) not later than 1:00 p.m. (New York City time) on the second (2nd) Business Day following date on which the items specified in Section 2(b)(viii) above were required to be delivered, an updated Custodian Certification substantially in the form of Exhibit A-2 hereto relating to such Pre-Positioned Loan and a Custodian Exceptions Report. If such Custodian Certification shall not have been timely received or if there exists any exceptions in such Custodian Exceptions Report, the Documentation Agent shall promptly notify the Borrower, the Servicer, the Facility Agent and each Managing Agent and Lender of such failure or of the existence of such exceptions and that the affected Loan or Loans do not constitute Eligible Loans.
Upon receipt of any Loan List supplement, credit report, transaction summary, Custodian Certification, Custodian Exceptions Report or Officer’s Certificate pursuant to this Section 2(b), the Documentation Agent shall promptly forward a copy thereof to the Facility Agent and each Managing Agent.
(c)If the Collateral Custodian finds any document constituting a part of a Custodian Loan File is not properly executed, has not been received, or is unrelated to the Purchased Loans identified in the related Loan List or the Collateral Custodian is unable to make any of the other required certifications, or that any Purchased Loan does not conform to the description thereof as set forth in the related Loan List, the Collateral Custodian shall identify such item in the Custodian Exceptions Report. If, except as otherwise indicated on the Custodian Exceptions Report, the Collateral Custodian finds any document constituting a part of a Custodian Loan File is not properly executed, has not been received, or is unrelated to the Purchased Loans identified in the Loan List or the Collateral Custodian is unable to make any of the other required certifications, or that any Purchased Loan does not conform to the description thereof as set forth in the related Loan List, the Collateral Custodian shall promptly amend the Custodian Exceptions Report and deliver such amended Custodian Exceptions Report to the Documentation Agent, the Servicer, the Borrower, the Seller, the Facility Agent and each Managing Agent and Lender stating that the affected Loan or Loans do not constitute Eligible Loans. In performing any such review, the Collateral Custodian may conclusively rely on the Servicer as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Collateral Custodian’s review of the items delivered by the Borrower or the Servicer is limited solely to such procedures as are necessary to enable the Collateral Custodian to complete the Custodian Certification. During the term of this Agreement, if the Collateral Custodian discovers any defect with respect to the Custodian Loan File, the Collateral Custodian shall give written specification of such defect to the Documentation Agent, the Borrower, the Servicer, the Seller, the Facility Agent and each Managing Agent and Lender.

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(d)If the Collateral Custodian shall have delivered a Custodian Exceptions Report affecting any Loan (other than with respect to any Excluded Loan or portions of the Custodian Loan File for a Pre-Positioned Loan which is not yet required to be delivered to the Collateral Custodian as provided in Section 2(b)(vi) or 2(b)(viii) above), the Servicer shall within two Business Days of its receipt of such Custodian Exceptions Report provide a report to the Collateral Custodian and the Documentation Agent regarding the plan and anticipated schedule for curing the items listed in such Custodian Exceptions Report (except to the extent such items have theretofore been included in a plan delivered by the Servicer pursuant to this subsection), and the Servicer and the Seller will each use its best efforts promptly to eliminate each such item in accordance with such plan and schedule. The Collateral Custodian agrees that, not later than the third (3rd) Business Day following the Collateral Custodian’s receipt of any missing or nonconforming items specified in the Custodian Exceptions Report, the Collateral Custodian shall execute and deliver to the Servicer and the Documentation Agent an amended Custodian Certification with respect to the applicable Custodian Loan Files and an amended or new Custodian Exceptions Report. The Collateral Custodian also shall deliver an updated Custodian Exceptions Report to the Servicer and the Documentation Agent on or before the fifth (5th) Business Day of each calendar month. Upon receipt of any Custodian Exceptions Report or amendment thereto or any plan and schedule pursuant to this Section 2(d), the Documentation Agent shall promptly forward a copy thereof to the Facility Agent and each Managing Agent. In the event the Documentation Agent shall not have received any plan and schedule or any amended or new Custodian Exceptions Report required under this Section 2(d) when required, it shall promptly notify the Facility Agent and each Managing Agent.
(e)None of the Documentation Agent, the Facility Agent, any Managing Agent or Lender or the Collateral Custodian shall be under any duty or obligation pursuant to this Section 2 to inspect, review or examine any such documents, instruments, certificates or other papers included in the Custodian Loan File to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.
(f)The Collateral Custodian agrees to deliver to the Documentation Agent, the Facility Agent and each Managing Agent and Lender (if so agreed), such other reports as shall be agreed upon by the Collateral Custodian and the Facility Agent.
(g)Not later than the close of business on the second Business Day following its receipt of (A) any Underlying Note, (B) notice from the Securities Custodian of any beneficial ownership interest in a Global Note Loan or (C) in the case of a Noteless Loan, the Loan Register, the Collateral Custodian shall deliver to the Securities Custodian (i) a true and correct copy of such fully executed Underlying Note or Loan Register (together with a certificate of a Responsible Officer of the Servicer certifying to the accuracy of such Loan Register as of the Funding Date of such Loan), as applicable, for deposit and (ii) a full description of the related Loan (including initial principal balance and name of the Obligor as indicated on the Loan List and such other information as the Securities Custodian may request.
(h)In the event that the Seller, with the consent of the Borrower, desires to provide a Closing Attorney Certificate that is not substantially in the form of Exhibit B to this Agreement, the Seller shall provide a copy thereof to the Borrower and the Facility Agent at least

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five Business Days prior to the proposed Purchase Date (or such shorter period to which the Facility Agent may consent) or, if later, as soon as practical after the Seller has engaged the closing attorneys for such Loan, requesting the approval thereof by the Facility Agent. If the Facility Agent approves such form, it shall provide notice of such approval to the Collateral Custodian (with a copy to the Borrower and the Seller).
Section 3.    Appointment of Custodians.
(a)USBank shall act as initial custodian hereunder and hold the Custodian Loan Files as agent of, and for the benefit of, the Facility Agent. The Collateral Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between the Collateral Custodian and the Servicer, the payment of which fees, together with the Collateral Custodian’s reasonable expenses (including, without limitation, attorney’s and agent’s fees and expenses) in connection herewith, shall be payable first out of Collections and solely in accordance with the priorities for payment set forth in Section 2.8 of the Loan Agreement and, if not so paid, shall be paid by the Servicer. The obligations of the initial Servicer to pay the Collateral Custodian such fees and reimburse the Collateral Custodian for such reasonable expenses in connection with services provided by the Collateral Custodian shall survive the resignation or removal of the Collateral Custodian and the termination or assignment of this Agreement.
(b)The Collateral Custodian declares that it will hold possession of documents delivered to it by the Seller (or the Borrower) constituting Custodian Loan Files and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Purchased Loans, that are delivered to the Collateral Custodian, as custodian and bailee upon and subject to the conditions set forth herein for the benefit of the Facility Agent and its successors and permitted assigns.
(c)USBank shall act as initial securities custodian hereunder and, in accordance with Section 6, shall hold the Transaction Accounts and any funds and other financial assets from time to time on deposit therein as agent of, and for the benefit of, the Facility Agent. The Securities Custodian shall charge such fees for its services under this Agreement as are set forth in a separate agreement between the Securities Custodian and the Servicer, the payment of which fees, together with the Securities Custodian’s reasonable expenses (including, without limitation, attorney’s and agent’s fees and expenses) in connection herewith, shall be first included as a portion of Collateral Custodian Fee paid out of Collections and solely in accordance with the priorities for payment set forth in Section 2.8 of the Loan Agreement and, if not so paid, shall be paid by the Servicer. The obligations of the initial Servicer to pay Securities Custodian such fees and reimburse Securities Custodian for such reasonable expenses in connection with services provided by the Securities Custodian shall survive the resignation or removal of the Securities Custodian and the termination or assignment of this Agreement.
(d)In the event the total amount payable to the Collateral Custodian and the Securities Custodian pursuant to subsections (a) and (c) above exceeds the maximum Collateral Custodian Fee permitted under the Loan Agreement, the portions of the Collateral Custodian Fee payable to each shall be as they may agree upon from time to time (or, in the absence of an

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agreement, shall be allocated pro rata based on the respective aggregate amounts payable from the Collateral Custodian Fee to each of them). In the event that there are insufficient funds from Collections applied in accordance with the priorities for payment set forth in Section 2.8 of the Loan Agreement and payments from the Servicer to pay the entire amounts payable to the Collateral Custodian and the Securities Custodian pursuant to subsections (a) and (c) above, such shortfall shall be allocated in a similar manner between them.
Section 4.    Obligations of the Collateral Custodian.
(a)The Collateral Custodian agrees to maintain the Custodian Loan Files at all times, except when released pursuant to this Agreement, in a fire resistant file cabinet or vault at its office located in the State of Minnesota or as otherwise designated, in advance, by the Collateral Custodian in writing to Servicer and Facility Agent from time to time. The Collateral Custodian will hold the Custodian Loan Files in such office for the benefit of the Facility Agent and clearly identify such Custodian Loan Files as assigned to the Facility Agent as such (including taking all such actions necessary to identify and clearly record on its files all such Custodian Loan Files are being held for the benefit of the Facility Agent under the Loan Agreement, and to clearly distinguish such Custodian Loan Files from any assets or property of the Seller or the Borrower being held for the benefit of any other person under any separate financing facility of the Seller or the Borrower), and shall make dispositions thereof only in accordance with terms of this Agreement or with reasonable written instructions furnished by the Facility Agent. In the event of any conflicting demands or instructions received by the Collateral Custodian hereunder from the Facility Agent, on the one hand, and the Borrower or the Servicer, on the other, or any other disputes between Servicer and Borrower, on the one hand, and the Facility Agent, on the other, in connection with this Agreement, the instructions and demands of the Facility Agent to the Collateral Custodian shall control.
(b)Upon reasonable prior written notice to the Collateral Custodian but upon not less than two (2) Business Days notice, the Borrower, Lenders, Agents, Facility Agent or Servicer and their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian Loan Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian at the Collateral Custodian’s office relating to any or all of the Custodian Loan Files at such parties’ expense. Upon (i) the payment in full of any Purchased Loan (including the purchase or repurchase of any Purchased Loan pursuant to the Loan Agreement or the Purchase Agreement or any liquidation of such Purchased Loan through foreclosure or otherwise), or (ii) the release of any Purchased Loan pursuant to the Loan Agreement or any other applicable agreement, the Servicer shall deliver to the Collateral Custodian a written request for release of the related Custodian Loan File substantially in the form of Exhibit D hereto (a “Request for Release”). Upon receipt of a properly executed Request for Release, the Collateral Custodian shall promptly release the related Custodian Loan File in accordance with the terms of this Agreement and subject to the limitations herein to the Servicer on behalf of the Borrower; it being understood and agreed that no expense incurred in connection with any such assignment or release, as the case may be, shall be chargeable to any Transaction Account or to the Collateral Custodian.

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(c)From time to time and as appropriate in the servicing of any Purchased Loan, including, without limitation, foreclosure or other comparable conversion of a Purchased

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Loan or collection under any applicable insurance policy, the Servicer may, in accordance with the terms of this Agreement and subject to the limitations herein, deliver a Request for Release, which includes e-mail writings, to the Collateral Custodian to release the related Custodian Loan File to the Servicer. The Servicer shall return the Custodian Loan File to the Collateral Custodian when the need therefor by the Servicer no longer exists (but, in any event, not later than twenty (20) days following delivery thereof to the Servicer) unless the Purchased Loan shall be liquidated or released from the Loan Agreement or any other applicable Agreement, in which case, upon receipt of a Request for Release from the Servicer, the Custodian Loan File shall be released by the Collateral Custodian in accordance with this Agreement to the Servicer. The Collateral Custodian shall not be responsible for the actions of the Servicer with respect to files released to the Servicer in accordance with the terms hereof and shall not be liable for the Servicer’s failure to return any Custodian Loan Files released to the Servicer in accordance to the terms hereof.
(d)The Loan List shall contain, with respect to each Loan, the date by which, and the filing office at which, continuation statements are required to be filed from time to time under each applicable UCC. The Borrower and the Facility Agent hereby authorize and direct the Collateral Custodian to, and the Collateral Custodian hereby agrees to file (or cause to be filed) continuation statements under each applicable UCC from time to time with respect to Related Property securing each Loan in accordance with the Loan List, as necessary to continue the perfection of security interests securing such Loan, to the extent such security interests can be perfected by filing of financing statements under the UCC. The Collateral Custodian shall deliver (or cause to be delivered) to the Servicer file-stamped copies of, or filing receipts for, any continuation statements filed as provided above, promptly after the same are available following such filing. In connection with its obligations under this paragraph, the Collateral Custodian may obtain advice or opinions from counsel and shall be fully authorized and protected in any action taken or omitted by it in good faith and in accordance with such advice or opinion of counsel. The costs and expenses of the Collateral Custodian under this paragraph shall be borne by the Servicer, and nothing contained in this paragraph shall relieve the Servicer of its obligations under the Loan Agreement with respect to filing of continuation statements or other filings, recordings and other actions as may be necessary or appropriate, to perfect and protect Liens on Related Property securing the Loans.
(e)The Securities Custodian shall provide the Borrower and the Servicer with daily statements detailing cash transactions and cash balances and monthly account statements detailing the Loan Documents and moneys (if any) held by the Securities Custodian under this Agreement. The Collateral Custodian shall promptly provide copies of any statements and summaries provided pursuant to this Section 4(e) to the Facility Agent from time to time upon its request.
(f)Not later than five (5) Business Days prior to the end of each Collection Period, the Servicer shall prepare and transmit to the Securities Custodian in an electronic format mutually acceptable to the Securities Custodian and the Servicer a list setting forth the outstanding principal balance of each Loan as at the end of such period.

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Section 5.    Duties of the Custodian Generally/Protections.
Each Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Neither Custodian shall have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.
Neither Custodian shall be liable for any error of judgment made in good faith by an officer or officers of such Custodian, except for its own gross negligence, willful misconduct or bad faith.
Neither Custodian shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Facility Agent given under this Agreement.
None of the provisions of this Agreement or any other Transaction Documents shall require either Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Each Custodian may consult with counsel, and the advice subsequently confirmed in writing or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.
Each Custodian may execute any of the trusts of powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodian or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed; provided, however, that neither Custodian may assign its obligations under this Agreement to any Person, in whole or in part unless it shall have first obtained the written consent of the Facility Agent and the Required Lenders.
Any entity into which a Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which a Custodian shall be a party, or any entity succeeding to the business of a Custodian shall be the successor of such Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), each Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a

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business relationship with such Custodian. Accordingly, each of the parties agrees to provide to each Custodian upon its request from time to time such identifying information and

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documentation as may be available for such party in order to enable such Custodian to comply with Applicable Law.
Neither Custodian shall be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for such Custodian’s compensation or for reimbursement of expenses.
Neither Custodian shall be responsible or liable for, makes any representation or warranty with respect to, or has any obligation to determine, the validity, adequacy or perfection of any lien upon or security interest in any Loan.
Section 6.    Transaction Accounts.
(a)Each of the Collection Account and the Interest Reserve Account has been established in accordance with the Loan Agreement, and the Securities Custodian hereby agrees to maintain each such account in accordance with the terms of the Loan Agreement so long as it is a Securities Intermediary and a Qualified Institution.
(b)The Borrower or the Servicer may from time to time in accordance with the Loan Agreement establish one or more Tax Reserve Accounts, and the Securities Custodian hereby agrees to maintain any such Tax Reserve Account in accordance with the terms of the Loan Agreement so long as it is a Securities Intermediary and a Qualified Institution.
(c)The Securities Custodian has established and shall maintain in the name of the Securities Custodian as entitlement holder in trust on behalf of the Borrower (subject to the security interest therein in favor of the Facility Agent as agent for the Secured Parties) a securities account which shall be a segregated corporate trust account (the “Custody Account”) with the Securities Custodian, for the purpose of receiving and holding beneficial interests in Global Note Loans transferred to it pursuant to Section 2(a)(ii) or Section 2(b)(iv).
(d)The Securities Custodian represents, warrants and agrees that, during the term of this Agreement, either (i) it is and will continue to be a direct participant in and hold an account with each applicable Depositary or (ii) it maintains and will continue to maintain a customer arrangement with a direct or indirect participant in each applicable Depositary for purposes of maintaining its eligibility to hold Global Note Loans.
(e)The Securities Custodian shall deposit to the Custody Account all Global Note Loans which may from time to time be delivered to it. The Securities Custodian shall transfer or shall cause to be transferred all proceeds received from time to time in respect of any Global Note Loans to the Collection Account. The Securities Custodian shall at all times deal with the Global Note Loans and the proceeds thereof with all reasonable care in the proper performance of its duties and in accordance with the terms of this Agreement. The Securities Custodian will clearly identify in its books that the Global Note Loans are held in trust for and on behalf of the Borrower (subject to the security interest therein in favor of the Facility Agent as agent for the Secured Parties) separate and apart from the assets of any other Person, including, without limitation, the Securities Custodian, and will identify in its books that such assets are

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being held subject to this Agreement. Except as expressly provided by this Agreement, the Securities Custodian shall not transfer any Global Note Loan or any interest therein to any

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Person without the prior written consent of the Facility Agent or unless pursuant to a final order of a court of competent jurisdiction.
(f)The Securities Custodian shall give prompt notice to the Borrower and the Servicer if any Transaction Account or any funds on deposit therein or otherwise standing to the credit thereof shall become subject to any writ, order, judgment, warrant or attachment, execution or similar process.
(g)The Securities Custodian is a (i) Securities Intermediary whose securities intermediary jurisdiction shall be the State of New York and (ii) a Qualified Institution. The Securities Custodian shall give prompt notice to the Borrower, the Servicer and the Facility Agent if at any time it ceases or fails to be a Securities Intermediary or a Qualified Institution, or if it is no longer either a direct participant in and holds an account with each applicable Depositary or maintains a customer arrangement with a direct or indirect participant in each applicable Depositary for purposes of maintaining its eligibility to hold each Global Note Loan.
(h)At the direction of the Borrower, the Collateral Custodian shall take all reasonable steps to obtain the delivery to it of definitive Underlying Notes in respect of any Global Note Loan which the Collateral Custodian has, or may, become ineligible (for any reason) to hold in global form. The Collateral Custodian shall promptly notify the Borrower, the Servicer and the Facility Agent upon receipt of any such definitive Underlying Note in exchange for an interest in a Global Note Loan.
(i)The Collateral Custodian shall use reasonable efforts to notify the Borrower and the Servicer promptly, and in any case within two Business Days, of any voting rights exercisable in relation to any Global Note Loan held in the Custody Account. The Borrower shall be responsible for taking any necessary actions and shall have the sole right to exercise any such voting rights.
(j)Each Transaction Account shall be subject only to order of the Securities Custodian, and the Securities Custodian shall possess and hold all securities, cash and other assets of the Borrower which are delivered to it pursuant to this Agreement or the Loan Agreement for deposit into the appropriate Transaction Account, and shall disburse funds from such Transaction Account only as provided in this Agreement, the Loan Agreement and the applicable Account Control Agreement.
Section 7.    Successors and Assigns.
This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns hereunder and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. This Agreement shall bind the parties hereto and their respective permitted successors and assigns. This Agreement shall not be assigned or pledged by either Custodian without the prior written consent of the Facility Agent and the Required Lenders. The Facility Agent may assign its rights and obligations under this Agreement effective upon (i) written notice to each Custodian and (ii) verification by each Custodian that it may legally transact business with that assignee pursuant to the limitations and

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requirements of the Agreement and the requirements and limitations of such Custodian’s know your customer rules that may be in effect from time to time.
Section 8.    Request for Release of Custodian Loan Files.
The Collateral Custodian may release Custodian Loan Files only upon receipt of a properly executed Request for Release from the Borrower (or the Servicer on its behalf) and with the written consent of the Facility Agent (which shall not be unreasonably withheld or delayed if such release would not in its judgment result in a Termination Event or Unmatured Termination Event under the Loan Agreement).
Section 9.    Representations and Warranties of Custodian.
From the date hereof until the termination of this Agreement in accordance with the terms hereof, each Custodian makes the following representations and warranties to the other parties hereto, including, without limitation, the Borrower and the Facility Agent for the benefit of the Lenders.
(i)Such Custodian is a national banking association, validly existing and in good standing under the laws of the United States. Such Custodian has obtained all material licenses and approvals necessary to enable such Custodian to perform its obligations hereunder in all material respects. Such Custodian has all requisite power and authority as a corporation to enter into and discharge its obligations under this Agreement in all material respects.
(ii)This Agreement constitutes a valid, legal and binding obligation of such Custodian, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).
Section 10.    Removal of Custodian.
With or without cause, the Facility Agent may, with the consent of the Required Lenders, or shall, at the written direction of the Required Lenders, with sixty (60) days’ notice, remove and discharge a Custodian from the performance of its duties under this Agreement, with respect to any or all of the Custodian Loan Files or Transaction Accounts, as applicable, by written notice from the Facility Agent to such Custodian; provided that so long as no Event of Default or Optional Redemption Event shall have occurred and be continuing, the Facility Agent and the Required Lenders shall first consult with the Borrower with respect to any such removal or discharge for cause and shall obtain the consent of the Borrower (which consent shall not be unreasonably withheld) with respect to any such removal or discharge without cause. Having given notice of such removal, the Facility Agent promptly shall, by written instrument, with an original to the successor custodian appoint a successor custodian to replace such Custodian under this Agreement, which successor, in the case of the Securities Custodian, shall be a Securities Intermediary and a Qualified Institution. In the event of any such removal, such Custodian shall

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promptly transfer to the successor custodian, as directed, all affected Custodian Loan Files and all funds and other financial assets on deposit in the Transaction Accounts as applicable;

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provided that a Custodian shall not be required to transfer such Custodian Loan Files or assets following its removal without cause until any amounts owed to it hereunder have been paid in full. The reasonable and documented expenses of transferring the Custodian Loan Files or financial assets to the successor custodian shall be at the expense of the Servicer. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Custodian Loan File or Transaction Account or financial assets on deposit therein for which this Agreement is not terminated hereunder. A Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within sixty
(60) days following notice of its removal or discharge.
With or without cause, prior to the occurrence of a Termination Event, the Servicer may remove and discharge a Custodian from the performance of its duties under this Agreement, with respect to any or all of the Custodian Loan Files or Transaction Accounts, as applicable, by written notice from the Servicer to the Facility Agent and such Custodian. Having given notice of such removal, the Servicer promptly shall, by written notice, appoint a successor custodian to replace such Custodian under this Agreement, which successor (x) shall be acceptable to the Required Lenders, in their reasonable discretion and (y) in the case of the Securities Custodian, shall be a Securities Intermediary and a Qualified Institution. In the event of any such removal, such Custodian shall promptly transfer to the successor custodian, as directed, all affected Custodian Loan Files and all funds and other financial assets on deposit in the Transaction Accounts as applicable; provided that a Custodian shall not be required to transfer such Custodian Loan Files or assets following its removal until any amounts owed to it hereunder have been paid in full. The reasonable and documented expenses of transferring the Custodian Loan Files or financial assets to the successor custodian shall be at the expense of the Servicer. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Custodian Loan File or Transaction Account or financial assets on deposit therein for which this Agreement is not terminated hereunder. A Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within sixty (60) days following notice of its removal or discharge.
Section 11.    Confidentiality.
Each Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the transactions contemplated herein, except that each Custodian and its officers and employees may disclose such information (i) to its external accountants and attorneys and as required by an Applicable Law or as required by an order of any judicial or administrative proceeding, and (ii) in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Agreement or any of the other Loan Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection herewith or with any of the Loan Documents. Neither Custodian shall have any liability with respect to any information that becomes public through no fault of such Custodian, its employees, officers, directors and agents.

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Section 12.    Insurance of Custodian.
At its own expense, each Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect such insurance (including specifically errors and omissions insurance and fidelity bond) in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks that act as Custodian.
Section 13.    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 14.    Termination by Custodian.
The Collateral Custodian may terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Securities Custodian, the Facility Agent and the Servicer. In the event of such termination, a successor custodian shall be selected in accordance with the procedures described in Section 10. Upon such appointment, the Collateral Custodian shall promptly transfer to the successor custodian, as directed, all Custodian Loan Files being administered under this Agreement; provided that, unless this Agreement has been terminated by the Collateral Custodian other than for cause on the part of the Seller or the Borrower, the Collateral Custodian shall not be required to transfer such Custodian Loan files until any amounts owed to it hereunder have been paid in full. The Collateral Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within such sixty (60) day notice period.

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The Securities Custodian may terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Collateral Custodian, the Facility Agent

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and the Servicer. In the event of such termination, a successor custodian shall be selected in accordance with the procedures described in Section 10. Upon such appointment, the Securities Custodian shall promptly transfer to the successor custodian, as directed, all funds and other financial assets on deposit in each Transaction Account; provided that the Collateral Custodian shall not be required to transfer such Custodian Loan Files until any amounts owed to it hereunder have been paid in full. The Collateral Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within such sixty (60) day notice period.
Section 15.    Indemnification of Custodian.
Neither Custodian nor any of the directors, officers, agents or employees of either Custodian, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. Each Custodian and any director, officer, employee or agent of each Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder. In no event shall either Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith, even if advised of the possibility of such damages.
The Servicer agrees to indemnify and hold each Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against such Custodian because of negligence, lack of good faith or willful misconduct on the part of such Custodian or any of its directors, officers, agents or employees; provided, however, that such Custodian shall not be liable to any party for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of any party to this Agreement other than such Custodian. The foregoing indemnification shall survive any termination of this Agreement.
Section 16.    Notices.
Except as to the contrary herein and until any superseding instructions are given to all other Persons listed below, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by first class mail, postage prepaid, or sent by facsimile to:

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The Borrower:    Prospect Capital Funding LLC
c/o Prospect Capital Management, LLC 10 E. 40th Street
New York, New York 10016 Attention: Daria Becker
Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]
The Seller:    Prospect Capital Corporation
c/o Prospect Capital Management, LLC 10 E. 40th Street
New York, New York 10016 Attention: Daria Becker
Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]
The Servicer:    Prospect Capital Corporation
c/o Prospect Capital Management, LLC 10 E. 40th Street
New York, New York 10016 Attention: Daria Becker
Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]
The Facility
Agent:    KeyBank National Association 1000 S. McCaslin Blvd.
Superior, Colorado 80027 Attention: LAS Credit Manager Email: [*]
Facsimilie No.: [*]
Confirmation No.: [*]

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The Documentation
Agent    U.S. Bank National Association 1 Federal Street, 3rd floor Boston, MA 02110
Attn: Jennifer Vlasuk
Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]

The Collateral
Custodian:    U.S. Bank National Association 1133 Rankin Street, Suite 100 St Paul, Minnesota 55116
Attention: Account Management/Prospect Capital Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]
The Securities
Custodian:    U.S. Bank National Association 1 Federal Street, 3rd floor Boston, MA 02110
Attn: Jennifer Vlasuk
Email: [*]
Facsimile No.: [*]
Confirmation No.: [*]
Section 17.    Severability of Provisions.
If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.
Section 18.    Binding Effect.
This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.
Section 19.    Headings and Captions.

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The table of contents and article and section headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

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Section 20.    Force Majeure.
Neither Custodian shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature.
Section 21.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 22.    Amendments.
This Agreement may be amended by the Servicer, the Documentation Agent, the Collateral Custodian, the Securities Custodian and the Facility Agent, acting at the direction or with the consent of the Required Lenders. No consent to departure or waiver of breach of any provision of this Agreement shall be effective without the prior written consent of the Facility Agent, acting at the direction or with the consent of the Required Lenders, and the other parties hereto.
Section 23.    No Bankruptcy Petition; Sources of Payment
(a)Each Custodian hereby agrees it shall not institute against, nor join any other person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect, after the termination of all Commitments and payment in full of all Obligations; provided, however, that nothing herein shall preclude or stop such Custodian (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Borrower or (y) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than such Custodian or (B) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.
(b)Each Custodian acknowledges and agrees that the Borrower’s obligations hereunder will be solely the limited liability company obligations of the Borrower, and that such Custodian will not have any recourse to any of the directors, officers, employees, members or affiliates of the Borrower with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Borrower to each Custodian hereunder will be limited in accordance with Section 2.8 of the Loan Agreement and, on the

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exhaustion of sources of payment as provided herein, all claims against the Borrower arising from this Agreement or any transactions contemplated hereby shall be extinguished.

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Agreement.
(c)The provisions of this Section 23 shall survive termination of this

Section 24.    Authorized Representatives.
Each individual designated as an authorized representative of the Borrower, the

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Seller, the Servicer, the Facility Agent, the Documentation Agent, the Securities Custodian and the Collateral Custodian, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of (i) the Borrower, the Seller and the Servicer, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth in Exhibit E hereto, and (ii) the Facility Agent, the Documentation Agent, the Securities Custodian and the Collateral Custodian, as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth in Exhibit F, G , H and I hereto, respectively. From time to time, the Borrower, the Seller, the Servicer, the Facility Agent, the Documentation Agent, the Securities Custodian and the Collateral Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section 24, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.
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IN WITNESS WHEREOF, the parties hereto have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.
PROSPECT CAPITAL FUNDING LLC
    as Borrower

By: /s/ Grier Eliasek
Name: Grier Eliasek
Title: Vice President

PROSPECT CAPITAL CORPORATION
    as Seller and Servicer

By: /s/ Grier Eliasek
Name: Grier Eliasek
Title: Chief Operating Officer

[Signatures Continued On Following Page]

[Signature Pages to Fourth Amended and Restated Custody Agreement]

KEYBANK NATIONAL ASSOCIATION, as
Facility Agent

By: /s/ Michael O’Hern
Name: Michael O’Hern
Title: SVP

[Signatures Continued On Following Page]

[Signature Pages to Fourth Amended and Restated Custody Agreement]

U.S. BANK NATIONAL ASSOCIATION
as Documentation Agent and Securities Custodian

By: /s/ Jennifer L. Vlasuk
Name: Jennifer L. Vlasuk
Title: Vice President

[Signatures Continued On Following Page]

[Signature Pages to Fourth Amended and Restated Custody Agreement}

U.S. BANK NATIONAL ASSOCIATION
as Collateral Custodian

By: /s/ Jennifer L. Vlasuk
Name: Jennifer L. Vlasuk
Title: Vice President

[Signature Pages to Fourth Amended and Restated Custody Agreement]